Mexco Energy Corporation Reports Profitable Fiscal 2005

MIDLAND, TX - 07/01/05 - Mexco Energy Corporation (AMEX: MXC) announced today that it had filed its Annual Report on Form-10K for the fiscal year ended March 31, 2005 on June 29, 2005.

The Company reported an increase in its profitability for the year ending March 31, 2005. Earnings for the fiscal year 2005 were $0.32 per diluted share, an increase of 33% over $0.24 per diluted share after the cumulative effect of an accounting change, net of tax, in fiscal 2004.

Operating revenues in fiscal 2005 were $2,969,826, an increase of two percent over 2004 operating revenues of $2,915,355. Total operating expenses were $2,045,596, a decrease of four percent from 2004 operating expenses of $2,129,616. Included in the operating expenses was a 24 percent increase in general and administrative expense. The increase in general and administrative expense was primarily attributable to costs associated with the Company's Russian venture. Organization costs directly related to forming OBTX, LLC were $46,514. There was also an increase in contract and consulting services directly related to Russian projects that the Company decided to not pursue totaling approximately $83,000.

The Company continues to focus its efforts on the acquisition of royalties in areas with significant development potential. For the 2005 fiscal year, the Company acquired various royalty interests in Texas for approximately $1.1 million. As of March 31, 2005, gas reserves constituted approximately 89% of the Company's total proved reserves and approximately 75% of the Company's revenues for fiscal 2005. Revenues from oil and gas royalty interests accounted for approximately 22% of the Company's revenues for fiscal 2005, compared to approximately 17% for fiscal 2004.

The Company owns oil and gas properties in ten states, with the majority of its activity centered in West Texas. The Company plans to continue to focus its efforts to increase natural gas reserves, not only through the acquisition of royalties, but through exploration and development as well.

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Mexco Energy Corporation cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may impact the Company's actual results of operations. Please see the Company's Form 10-K for the fiscal year ended March 31, 2005 for a more complete discussion of such risk factors.


For additional information, please contact:

Nicholas C. Taylor, CEO
Tammy L. McComic, CFO
432-682-1119

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                              Year ended March 31,

                                                           2005           2004           2003
                                                       -----------    -----------    -----------
Operating revenues:
    Oil and gas                                        $ 2,963,889    $ 2,909,953    $ 2,681,759
    Other                                                    5,937          5,402        267,354
                                                       -----------    -----------    -----------
       Total operating revenues                          2,969,826      2,915,355      2,949,113

Operating expenses:
    Production                                             780,233        942,093        848,513
    Accretion of asset retirement obligation                24,735         24,246             --
    Depreciation, depletion, and amortization              582,268        633,443        641,827
    General and administrative                             658,360        529,834        532,496
                                                       -----------    -----------    -----------
       Total operating expenses                          2,045,596      2,129,616      2,022,836
                                                       -----------    -----------    -----------
Operating profit                                           924,230        785,739        926,277
Other income (expense):
    Interest income                                            746            764            981
    Interest expense                                       (89,154)       (83,530)       (96,337)
                                                       -----------    -----------    -----------

       Net other expense                                   (88,408)       (82,766)       (95,356)

Minority interest in loss of subsidiary                     14,314             --             --
                                                       -----------    -----------    -----------
Earnings before income taxes and
    cumulative effect of accounting change                 850,136        702,973        830,921

Income tax expense:
    Current                                                 76,597         33,371        (13,026)
    Deferred                                               196,012        137,489        171,139
                                                       -----------    -----------    -----------
                                                           272,609        170,860        158,113
                                                       -----------    -----------    -----------

Income before cumulative effect of accounting change       577,527        532,113        672,808

Cumulative effect of accounting change, net of tax              --       (102,267)            --
                                                       -----------    -----------    -----------
Net income                                             $   577,527    $   429,846    $   672,808
                                                       ===========    ===========    ===========

Net income per common share:
Basic:
    Income before cumulative effect
       of accounting change                            $      0.33    $      0.31    $      0.39
    Cumulative effect, net of tax                      $        --    $     (0.06)   $        --
                                                       -----------    -----------    -----------
    Net income                                         $      0.33    $      0.25    $      0.39

Diluted:
    Income before cumulative effect
       of accounting change                            $      0.32    $      0.30    $      0.39
    Cumulative effect, net of tax                      $        --    $     (0.06)   $        --
                                                       -----------    -----------    -----------
    Net income                                         $      0.32    $      0.24    $      0.39

Pro forma amounts assuming, the new
method of accounting for asset retirement
obligations is applied retroactively:
Net income                                                            $   532,113    $   651,669
Basic net income per share                                            $      0.31    $      0.37
Diluted net income per share                                          $      0.30    $      0.37

                           CONSOLIDATED BALANCE SHEETS
                                 As of March 31,

                                                                 2005            2004
                                                             ------------    ------------
ASSETS
     Current assets
       Cash and cash equivalents                             $     85,209    $     92,795
       Accounts receivable:
         Oil and gas sales                                        418,348         396,902
         Trade                                                     23,258           3,101
         Related parties                                            2,103              --
       Prepaid costs and expenses                                   7,362          32,382
                                                             ------------    ------------
           Total current assets                                   536,280         525,180

     Investment in GazTex, LLC                                    282,126              --

     Property and equipment, at cost
       Oil and gas properties, using the full cost
         method ($921,719 and $858,602 excluded
         from amortization in 2005 and 2004, respectively)     18,376,974      16,959,560
       Other                                                       36,855          34,542
                                                             ------------    ------------
                                                               18,413,829      16,994,102
       Less accumulated depreciation,
         depletion, and amortization                            9,929,086       9,346,818
                                                             ------------    ------------
           Property and equipment, net                          8,484,743       7,647,284
                                                             ------------    ------------
                                                             $  9,303,149    $  8,172,464
                                                             ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
       Accounts payable - trade                              $    111,675    $     97,308
       Income tax payable                                          48,127              --
       Current portion of long-term debt                               --         443,378
                                                             ------------    ------------
         Total current liabilities                                159,802         540,686

     Long-term debt                                             1,990,000       1,256,622
     Asset retirement obligation                                  374,506         420,665
     Deferred income tax liability                                715,284         519,272
     Minority interest                                             25,362              --
     Commitments and contingencies                                     --              --

     Stockholders' equity
       Preferred stock - $1.00 par value;
         10,000,000 shares authorized; none outstanding                --              --
       Common stock - $0.50 par value;
         40,000,000 shares authorized;
         1,766,566 shares issued                                  883,283         883,283
       Additional paid-in capital                               3,826,592       3,784,493
       Retained earnings                                        1,473,895         896,368
       Treasury stock, at cost                                   (145,575)       (128,925)
                                                             ------------    ------------
     Total stockholders' equity                                 6,038,195       5,435,219
                                                             ------------    ------------
                                                             $  9,303,149    $  8,172,464
                                                             ============    ============